Exhibit 99.7

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF KINGSWOOD ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby appoints Michael Nessim, Gary Wilder or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of stockholders of Kingswood Acquisition Corp. (the “Company”) to be held on February 22, 2024 at 12:00 p.m., Eastern time, virtually by means of the internet at https://www.cstproxy.com/kingswoodacquisition/2024 and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. The Special Meeting can be accessed by visiting https://www.cstproxy.com/kingswoodacquisition/2024, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the Special Meeting by dialing 1 800-450-7155 (toll-free within the U.S. and Canada) or +1 857-999-9155 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 0876153#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the Special Meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7. TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at https://www.cstproxy.com/kingswoodacquisition/2024. The proxy statement contains important information regarding each of the proposals listed below. You are encouragedto read the proxy statement carefully.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example X Proposal No. 1 — The Business Combination Proposal — To adopt and approve the Merger Agreement, dated as of July 7, 2022 (as it may be further amended, restated, modified and/or supplemented from time to time, the “Merger Agreement”), entered into by and among KWAC, Binah Capital Group, Inc., a Delaware corporation and wholly-owned subsidiary of KWAC (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”) and the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”), pursuant to which: • Kingswood Merger Sub will merge with and into KWAC (the “Kingswood Merger”), with KWAC surviving the Kingswood Merger as a wholly-owned subsidiary of Holdings (the “Kingswood Surviving Company”); • simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth (the “Wentworth Merger”), with Wentworth surviving the Wentworth Merger as a wholly-owned subsidiary of Holdings (the “Surviving Company”); • following the Wentworth Merger, Kingswood Surviving Company will acquire, and Holdings will contribute to Kingswood Surviving Company all of the common units of the Surviving Company directly held by Holdings after the Wentworth Merger (the “Holdings Contribution”), such that, following the Holdings Contribution, Surviving Company is a wholly-owned subsidiary of the Kingswood Surviving Company and Kingswood Surviving Company is a wholly-owned subsidiary of Holdings; • we refer to this proposal as the “Business Combination Proposal.” Proposal No. 2 — The Organizational Document Proposal — To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the amended and restated certificate of incorporation of Holdings (the “Proposed Holdings Charter”), which, if approved, would take effect upon the Closing (we refer to this proposal as the “Organizational Document Proposal”, collectively with the Business Combination Proposal, the “Conditions Precedent Proposals”). Proposal No. 3(A) — (C) — the Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Holdings Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as three sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”): • Proposal No. 3(A): to establish Holdings’ capital structure, authorizing (i) 2,000,000 shares of Preferred Stock, par value $0.0001 per share, and (ii) 55,000,000 shares of Holdings Common Stock, par value $0.0001 per share (we refer to this as “Advisory Charter Proposal A”); Precedent Proposals, the Advisory Charter Proposals, the Nasdaq Proposal, the NTA Proposal or Equity Incentive Plan Proposal (we refer to this proposal as the “Adjournment Proposal”). • Proposal No. 3(B): to classify the directors into three classes designated as Class I, Class II and Class III, and to provide that the members of the board of directors of Holdings be elected serve as Class I, Class II and Class III directors to serve staggered terms until the first, second and third annual meeting of the stockholders of Holdings, respectively, held after the amendment and restatement of Holdings’ Charter, which annual meetings of stockholders shall be held at such date and time and at such place, if any, within or outside the State of Delaware as may be fixed by the board of directors of Holdings or a duly authorized committee thereof. Each elected director shall hold office until the third annual meeting following such director’s election and until his successor shall be elected and duly qualified, or his earlier death, resignation, retirement, disqualification or removal from office for cause (we refer to this as “Advisory Charter Proposal B”); , 2024 Signature (Signature if held Jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. KINGSWOOD ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7. FOR AGAINST ABSTAIN • Proposal No. 3(C): to provide that unless Holdings consents in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on Holdings’ behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of Holdings’ directors, officers, employees or agents or Holdings’ stockholders, (3) any action asserting a claim against Holdings or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of our Proposed Holdings Charter or Proposed Holdings Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction (we refer to this as “Advisory Charter Proposal C”); Proposal No. 4 — The Nasdaq Proposal — To approve, assuming the Conditions Precedent Proposals are approved and adopted, for purposes of complying with Nasdaq Global Market rules (the “Nasdaq”), the issuance of shares of Holdings Common Stock and the Holdings Public Warrants in connection with the Business Combination (we refer to this proposal as the “Nasdaq Proposal”); Proposal No. 5 — The NTA Proposal — To approve and adopt, assuming the Conditions Precedent Proposals are approved and adopted, amendments to the second amended and restated certificate of incorporation of KWAC (as amended, the “Existing KWAC Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by KWAC, prior to the consummation of the proposed Business Combination, to remove from the Existing KWAC Charter (i) the limitation on share repurchases prior to the consummation of a business combination that would cause KWAC’s net tangible assets (“NTA”) to be less than $5,000,001 following such repurchases, and (ii) the limitation that KWAC shall not consummate a business combination if it would cause KWAC’s NTA to be less than $5,000,001 either immediately prior or subsequent to the consummation of such business combination (we refer to this proposal as the “NTA Proposal”). A copy of the NTA Amendments to the Existing KWAC Charter is attached to this proxy statement/prospectus as Annex I. Proposal No. 6 — The Equity Incentive Plan Proposal — To approve and adopt, assuming the Business Combination Proposal and the Organizational Document Proposal are approved and adopted, to consider and vote upon a proposal to approve and adopt the Binah Capital Group, Inc. 2024 Equity Incentive Plan (the “Equity Incentive Plan”) (we refer to this proposal as the “Equity Incentive Plan Proposal”); and Proposal No. 7 — The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Conditions Precedent Proposals, the Advisory Charter Proposals, the Nasdaq Proposal, the NTA Proposal or Equity Incentive Plan Proposal (we refer to this proposal as the “Adjournment Proposal”). FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN